===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12



                               THERMATRIX INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                           [THERMATRIX LETTERHEAD]



                                May 10, 1999


Dear Stockholder:


   Enclosed are the proxy materials for the 1999 Annual Meeting of Stockholders. I hope you will be able to join us on June 10, 1999, and take the opportunity to meet members of the team who have contributed to the success of the Company.

   In the meantime, I would urge you to carefully review all of the proposals in the proxy statement and I solicit your support of the Board's recommendations on these proposals.


                                Sincerely,



                                John T. Schofield
                                Chairman, President and Chief Executive Officer

                               THERMATRIX INC.
                            ____________________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ____________________

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Thermatrix Inc., a Delaware corporation ("the Company") will be held on Thursday, June 10, 1999 at 10:30 a.m. (PDT), at Technology Funding, 2000 Alameda de las Pulgas, San Mateo, California, for the following purposes:

   1. To elect two (2) Class III directors to serve for a three-year term or until their successors are elected and qualified (Proposal 1);

   2. To approve an amendment to the Company's 1996 Stock Plan to increase the number of shares of Common Stock of the Company reserved for issuance thereunder by 300,000 shares (Proposal 2);

   3. To approve an amendment to the Company's 1996 Director Option Plan to increase the number of shares of Common Stock of the Company reserved thereunder by 20,000 shares (Proposal 3);

   4. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved thereunder by 60,000 shares (Proposal 4);

   5. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999 (Proposal 5);

   6. To approve the raising of up to $12 million in equity capital through a private placement of common stock (Proposal 6) and

   7. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

   Stockholders of record at the close of business on April 19, 1999 shall be entitled to notice of and to vote at the Annual Meeting.

   All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.


                                                Sincerely,


San Jose, California                            John T. Schofield
May 10, 1999                                    Chairman, President
                                                and Chief Executive Officer


________________________________________________________________________________
                             YOUR VOTE IS IMPORTANT

  In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.
________________________________________________________________________________

                               THERMATRIX INC.
                        2025 Gateway Place, Suite 132
                         San Jose, California 95110
                                 __________

                               PROXY STATEMENT

                                 ==========

               INFORMATION CONCERNING SOLICITATION AND VOTING


General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Thermatrix Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at Technology Funding, 2000 Alameda de las Pulgas, San Mateo, California on Thursday, June 10, 1999 at 10:30 a.m. (PDT), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal office is located at 2025 Gateway Place, Suite 132, San Jose, California 95110 and its telephone number is (408) 453-0490. These proxy solicitation materials were mailed on or about May 10, 1999 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

   Stockholders of record at the close of business on April 19, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 7,712,735 shares of the Company's Common Stock, $.001 par value were issued and outstanding.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Edward E. Greene) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   Each share of Common Stock has one vote on all matters. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

   The Company's Bylaws provide that stockholders holding a majority of the outstanding shares of the corporation entitled to vote on the Record Date and represented in person or by proxy shall constitute a quorum at meetings of stockholders for the transaction of business. Shares that are voted "FOR," "AGAINST" or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

   While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a particular matter (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

   In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme
                            --------------------------
Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

Deadline for Receipt of Stockholder Proposals

   Proposals of stockholders of the Company that are intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than January 10, 2000 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Compliance with Section 16(a) of the Exchange Act

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were timely filed.

Stockholder Information

   A copy of the Company's Annual Report on Form 10-K, including financial statements and schedules is enclosed with these proxy solicitation materials.
In compliance with Rule 14a-3 promulgated under the Securities Exchange Act of 1934, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Thermatrix Inc., 2025 Gateway Place, Suite 132, San Jose, California 95110, Attention: Investor Relations.

                                PROPOSAL ONE

                       ELECTION OF CLASS III DIRECTORS


Nominees

   The Company has a classified Board of Directors consisting of three Class I directors (Robi Blumenstein, Joseph W. Sutton, and John T. Schofield), three Class II directors (Harry J. Healer, Jr., Charles R. Kokesh and John M. Toups) and two Class III directors (Frank R. Pope and James M. Strock), who will serve until the annual meetings of stockholders to be held in 2000, 2001 and 1999, respectively, or until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms expire at the annual meeting.

   The terms of the two directors in Class III will expire on the date of the upcoming annual meeting. Two persons are to be elected to Class III at the meeting. The nominees for election by the stockholders to these two positions are Frank R. Pope and James M. Strock, both current members of the Board of Directors in Class III. If elected, the nominees will serve as directors until the Company's annual meeting of stockholders in 2002, or until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the Proxies may be voted for such substitute nominees as management may designate. The proxy holders have also been advised that in the event any of the nominees shall not be available for election, a circumstance that is not currently expected, they may vote for the election of substitute nominees in accordance with their judgment.

   There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

   The names of the nominees and other information about members of the Board of Directors, are set forth below:

Name of Nominee          Age           Principal Occupation                               Since
---------------          ---           --------------------                               -----
Frank R. Pope(1)          49           Managing Director, Verdigris Capital                1995

James M. Strock(2)        42           Principal, Strock Enterprises Inc.                  1997

--------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

   John T. Schofield. Mr. Schofield has been President and Chief Executive Officer of the Company since April 1992, and Chairman of the Board since December 1993. From April 1981 to September 1991, Mr. Schofield served in various executive positions at International Technology Corporation, an environmental management company, where he directed technical services, business activities, strategic planning and development. Mr. Schofield holds a B.Sc. Honours in Chemistry from the University of Manchester, England.

   Robi Blumenstein. Mr. Blumenstein has been a Director of the Company since November 1994. Mr. Blumenstein has been with CIBC Capital Partners, the merchant banking division of the Canadian Imperial Bank of Commerce, since January 1994, most recently as a Managing Director. Mr. Blumenstein holds a B.A. and an LL.B. from the University of Toronto and an M.B.A from Harvard Business School.

   Harry J. Healer, Jr. Mr. Healer has been a Director of the Company since September 1989. Mr. Healer has been a general partner of the Venture Capital Fund of New England, a venture capital investment firm, since its inception in January 1981. Mr. Healer holds a B.S. in Business Administration from Babson College.

   Charles R. Kokesh. Mr. Kokesh has been a Director of the Company since March 1998. Mr. Kokesh is the founder and managing general partner of Technology Funding, a professional venture capital firm headquartered in Silicon Valley. Mr. Kokesh also serves on the board of directors of Adesso Specialty Services Inc. Mr. Kokesh received an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Boalt Hall School of Law, University of California at Berkeley.

   Frank R. Pope. Mr. Pope has been a Director of the Company since 1994. Mr. Pope has been the Managing Director of Verdigris Capital, an environmental investment banking firm since October 1996. Prior to October 1996, Mr. Pope was a general partner of Technology Funding, a professional venture capital firm. Mr. Pope currently serves on the board of directors of Medstone International, Inc. and Advanced BioCatalytics Corp. where Mr. Pope also serves as Vice President, Corporate Development. Mr. Pope holds a B.A. from Stanford University, an M.B.A. from the University of Santa Clara Graduate School of Business and a J.D. from the University of Santa Clara School of Law.

   James M. Strock. Mr. Strock has been a Director of the Company since October 1997. Since June 1997, Mr. Strock has been the Principal of Strock Enterprises Inc., a management and public affairs consultancy based in San Francisco. Mr. Strock served as California's first Secretary for Environmental Protection from 1991-1997. He was chief law enforcement officer of the U.S. Environmental Protection Agency from 1989 to 1991. Mr. Strock is a member of the Council on Foreign Relations. He holds an A.B. and J.D. from Harvard University.

   Joseph W. Sutton. Mr. Sutton has been a Director of the Company since September 1998. Since 1992, Mr. Sutton has been with Enron International, the international developing markets arm of Enron Corp., most recently as President and Chief Executive Officer. Mr. Sutton serves on the board of directors of National Bureau of Research and the US-India Business Council, among several others. Mr. Sutton also serves on several Enron affiliate boards of directors throughout the world and is a member of the Management Committee of Entrol Corp. Mr. Sutton obtained a B.B.A. from Ohio University and holds an M.S. and M.B.A. from Indiana and Long Island Universities.

   John M. Toups. Mr. Toups has been a Director of the Company since November 1994. From January 1978 until his retirement in February 1987, Mr. Toups was the Chief Executive Officer of Planning Research Corporation (PRC). Mr. Toups currently serves on the board of directors of CACI International Inc., NVR, Inc., Halifax Corporation, Government Technology Services, Inc., and Telepad Corporation. Mr. Toups holds a B.S. in Civil Engineering from the University of California at Berkeley.

Required Vote

   If a quorum is present and voting, the two nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present but because directors are elected by a plurality vote, will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                           THE NOMINEES LISTED ABOVE

Board Meetings and Committees

   The Board of Directors of the Company held a total of seven (7) meetings and took a total of one (1) action by written consent during the fiscal year ended December 31, 1998. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has two committees, the Audit Committee and the Compensation Committee.

   The Audit Committee of the Board of Directors, which consists of Messrs. Kokesh, Pope, and Toups, held one (1) meeting during the last fiscal year. The Audit Committee reviews and advises the Board of Directors regarding the Company's accounting matters and is responsible for reviewing and recommending the engagement of the Company's independent public accountants and the services to be performed by them, and reviewing and evaluating the accounting principles being applied to the Company's financial reports.

   The Compensation Committee of the Board of Directors, which consists of Messrs. Blumenstein, Healer and Strock, held two (2) meetings during the last fiscal year. The Compensation Committee establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year.

   The Board of Directors has no nominating committee or any committee performing such functions.

Director Compensation

   Directors are not paid any cash compensation from the Company for their services as members of the Board or any committee thereof, although they are reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

   The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors in March 1996 and was approved by the stockholders in April 1996. The Director Plan provides for the automatic and non-discretionary grant of nonqualified stock options to purchase 6,667 shares of the Company's Common Stock to directors who are not employed by the Company ("Outside Directors") on the date upon which such person first becomes an Outside Director ("Initial Option"). Thereafter, each Outside Director is automatically granted an option to purchase 1,667 shares of Common Stock on January 1 of each year, beginning January 1, 1997 ("Subsequent Option"), provided he or she has served
as a director for at least six months as of such date.   The exercise price of
options granted under the Director Plan is 100% of the fair market value of the
Company's Common Stock on the date of grant.   Initial Options vest and become
exercisable as to 12 1/2% of the shares subject to the option six months after the date of grant and as to an additional 12 1/2% of the shares at the end of each six-month period thereafter, provided the optionee continues to serve as a director on such date. Subsequent Options vest and become exercisable as to 50% of the shares subject to the Subsequent Option six months after the date of grant and as to the remaining 50% one year after the date of grant, provided the optionee continues to serve as a director on such date.

   On January 1, 1998, a Subsequent Option to purchase 1,667 shares of Common Stock was automatically granted to Messrs. Blumenstein, Healer, Pope and Toups and to Ms. Mark at an exercise price of $1.625 per share. In March 1998, Mr. Kokesh was granted an Initial Option to purchase 6,667 shares of Common Stock at an exercise price of $2.50 per share. In June 1998, Mr. Sutton was granted an Initial Option to purchase 6,667 shares of Common Stock at an exercise price of $4.375 per share. On January 1, 1999, a Subsequent Option to purchase 1,667 share of Common Stock was automatically granted to Messrs. Blumenstein, Healer, Kokesh, Pope, Strock, Sutton and Toups at an exercise price of $3.625 per share.

   A total of 83,334 shares of Common Stock has been reserved for issuance under the Director Plan. As of April 19, 1999, no shares of Common Stock had been issued upon the exercise of options granted under the Director Plan, options to purchase 71,674 shares of Common Stock at a weighted average exercise price of $7.15 per share were outstanding, 34,172 options were exercisable and 11,660 shares were available for future issuance.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee consists of Messrs. Blumenstein, Healer and Strock. Mr. Schofield also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Schofield is excluded from discussions regarding his own salary and incentive compensation. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director or a board committee member of the Company.

                                 PROPOSAL TWO

       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
            RESERVED FOR ISSUANCE UNDER THE 1996 STOCK OPTION PLAN

General

   This plan is designed to attract and retain the best available personnel for positions of significant responsibility within the Company and to provide additional incentive to employees and consultants to promote the success of the Company's business. If approved, the Proposal will increase the number of shares reserved by 300,000 shares. A total of 333,334 shares have been reserved under this Plan and as of April 19, 1999, 17,574 shares remain available for granting. With approval of the proposed additional reserved shares it is anticipated that sufficient shares will be available for two years. 729 shares of Common Stock have been issued as a result of the exercise of grants under this Plan. Options to purchase 315,031 shares of common stock at a weighted average exercise price of $4.10 per share are outstanding with 87,099 options exercisable.

Reasons For the Proposed Amendment

   Each year the Company reviews the number of shares available for issuance under this program and estimates the number of shares expected to be consumed in operation during the following two years. The Board of Directors believes that the shares remaining available for issuance pursuant to this program are not sufficient to meet expected requirements over the next two years. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve the amendment of this program to increase the number of shares of Common Stock reserved for issuance.

Summary of the 1996 Stock Plan

   The essential features of the plan are summarized below. A complete copy of the plan is available from the Company upon request.

   Administration. With respect to grants to employees who are also officers and Directors, subject to Section 16 of the Exchange Act, the Plan is administered by the Board of Directors in such a manner as to comply with Rule 16b-3. For all other employees and consultants the Plan is administered by the Board.

   Plan Summary. The 1996 Plan provides that options and stock purchase rights may be granted to employees and consultants to the Company. Options granted under the 1996 Plan may be either incentive stock options or non-statutory stock options. The Company may also grant stock purchase rights under the 1996 Plan. The exercise price and vesting of all grants are determined by the Board of
Directors or its designee.   All grants vest over four years with initial grants
vesting 25% after the first anniversary of the grant and the remainder of the grant vesting in equal portions over the remaining 36 months of the vesting period. Subsequent grants vest in equal portions over the 48 month term of the vesting period. Options granted under the 1996 Plan expire 10 years from the date of grant. The 1996 Plan will terminate in 2006. The Board of Directors adopted a sub-plan of the 1996 Plan for the purpose of qualifying for preferred tax treatment under UK tax laws. The UK Inland Revenue approved the sub-plan effective January 30, 1998.

Certain Federal Income Tax Information

   An optionee who is granted an incentive stock option will not recognize taxable income either at the time of the grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the grant of the option and one year after the exercise, any gain or loss will be treated as a long term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is subject to Section 16 of the Exchange Act. Any gain or loss recognized on such a premature disposition in excess of the amount treated as ordinary income will be characterized as short-term or long- term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

   This summary of tax information is based on tax laws in effect on the date of this Proxy Statement and is not intended to be complete or to describe foreign, state or local tax consequences.

Required Vote

   The stockholders are being asked to approve such amendment. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL TWO. The effect of an abstention and broker non-vote is the same as that of a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."




        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
            RESERVED FOR ISSUANCE UNDER THE 1996 STOCK OPTION PLAN.

                                PROPOSAL THREE

       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
           RESERVED FOR ISSUANCE UNDER THE 1996 DIRECTOR OPTION PLAN


General

   The Director Option Plan is designed to attract and retain the best available personnel for service as outside Directors of the Company. If approved, the Proposal will increase the number of shares reserved by 20,000 shares. A total of 83,334 shares had been reserved under this Plan. As of April 19, 1999, no shares of Common Stock had been issued upon the exercise of options granted under the Director Plan, options to purchase71,674 shares of Common Stock at a weighted average exercise price of $7.15 per share were outstanding, 34,172 options were exercisable and 11,660 shares were available for future issuance.

Reasons For the Proposed Amendment

   Each year the Company reviews the number of shares available for issuance under this program and estimates the number of shares expected to be consumed in operation during the following two years. The Board of Directors believes that the shares remaining available for issuance pursuant to this program is not sufficient to meet expected requirements over the next two years. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve the amendment of this program to increase the number of shares of Common Stock reserved for issuance.

Summary of the Directors Stock Option Plan

   The essential features of the plan are summarized below. A complete copy of the plan is available from the Company upon request.

   Administration. The plan is designed to be effective automatically, without requiring administration. However, to the extent administration is required, it is provided by the Board.

   Plan Summary.    The Directors Plan provides for an automatic grant to each director of an initial option to purchase 6,667 shares of common stock ("First Option") upon the date on which such person becomes a non-employee director, and an additional option to purchase 1,667 shares of common stock ("Subsequent Option") each year, if the director has served on the Company's Board of Directors for at least six months. Options granted under the Directors Plan expire ten years after the date of grant. Twelve and one-half percent of the shares subject to a First Option will vest six months after its date of grant and an additional twelve and one-half percent will vest at the end of each six-month period thereafter. One-half of the shares subject to a Subsequent Option will vest six months after the date of the option grant and as to the remaining one-half, one year after the date of grant. The exercise price per share of all options shall be equal to the fair market value of the Company's common stock on the date of grant. The Directors Plan will terminate in 2006.

Certain Federal Income Tax Information

  Options granted under the Directors Plan are non-statutory options. An optionee will not recognize any taxable income at the time of the grant of a non-statutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Because the optionee is a Director of the Company and therefore subject to Section 16 of the Exchange Act, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as a capital gain or loss. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

   This summary of tax information is based on tax laws in effect on the date of this Proxy Statement and is not intended to be complete or to describe foreign, state or local tax consequences.

Required Vote

   The stockholders are being asked to approve such amendment. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL THREE. The effect of an abstention and broker non-vote is the same as that of a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."




        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
          RESERVED FOR ISSUANCE UNDER THE 1996 DIRECTOR OPTION PLAN.

                                 PROPOSAL FOUR

       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
         RESERVED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN


General

   The purpose of the ESPP is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. If approved, the Proposal will increase the number of shares reserved by 60,000 shares. A total of 116,667 shares were initially reserved under this Plan and at the Annual Shareholders Meeting in 1998 an additional 100,000 shares were reserved. As of April 19, 1999, 99,110 shares of Common stock had been issued under the ESPP at an average price of $2.30 per share and 117,557 shares remain available for purchase.

Reasons For the Proposed Amendment

   Each year the Company reviews the number of shares available for issuance under this program and estimates the number of shares expected to be consumed in operation during the following two years. The Board of Directors believes that the shares remaining available for issuance pursuant to this program is not sufficient to meet expected requirements over the next two years. Accordingly, at the Annual Meeting, the stockholders are being requested to consider and to approve the amendment of this program to increase the number of shares of Common Stock reserved for issuance.

Summary of the Employee Stock Purchase Plan

   The essential features of the plan are summarized below. A complete copy of the plan is available from the Company upon request.

     Administration. The ESPP may be administered by the Board of Directors or a committee appointed by the Board. All questions of interpretation or application of the ESPP are determined by the Board or its committee, whose decisions are final and binding upon all participants. Members of the Board who are eligible employees are permitted to participate in the ESPP but may not vote on any matter affecting the administration thereof or the grant of any option pursuant thereto. No director who is eligible to participate in the ESPP may be a member of the committee appointed to administer it. No charges for administrative or other costs may be made against the payroll deductions of a participant in the ESPP. Members of the Board receive no additional compensation for their services in connection with the administration of the ESPP.

     Eligibility and Participation. Any person who is employed by the Company (or any of its majority-owned subsidiaries) for 20 hours per week and more than five months in a calendar year is eligible to participate in the ESPP, provided that the employee is employed on the first day of an offering period.

     Offering Dates. The ESPP is generally implemented during consecutive six-month offering periods. The offering periods commence on May 1 and November 1 of each year.

     Purchase Price. The purchase price per share at which shares will be sold under the ESPP is the lower of 85% of the fair market value of the Common Stock on the first day of each offering period or 85% of the fair market value of the Common Stock on the Exercise Date.

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the ESPP to include the regular straight time gross salary (including authorized paid time off) in effect at the beginning of the offering period, but excluding overtime, shift premium, incentive compensation and payments, bonuses, commissions and other compensation.

     Withdrawal. A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the ESPP.

     Capital Changes. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the shares subject to purchase under the ESPP and in the purchase price per share, subject to any required action by stockholders of the Company.

Certain Federal Income Tax Information

     The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing summary of the federal income tax consequences of ESPP transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not describe foreign, state or local tax consequences.

Plan Benefits

   The Company cannot now determine the number of shares to be purchased in the future by the named executive officers, all current executive officers as a group or all employees (excluding executive officers) as a group. In the fiscal year ended December 31, 1998, however, the following shares of Common Stock were purchased by such persons pursuant to the ESPP:


         Name                                                  Number of Shares
         ----                                                  ----------------

         John T. Schofield                                           4,878
         Alexander G. Baldwin                                          520
         Edward E. Greene                                            1,983
         Richard J. Goodier                                              0
         Barbara E. Krimsky                                          8,741
         Daniel S. Tedone                                                0
         All current executive officers (6 persons)                 16,122
         All employees (excluding current executive officers)       31,610


Required Vote

   The stockholders are being asked to approve such amendment. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL FOUR. The effect of an abstention and broker non-vote is the same as that of a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker Non-Votes."




        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
       APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK
         RESERVED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FIVE

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected Arthur Andersen LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

   The ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting-Quorum; Abstentions; Broker Non-Votes."




        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

                                 PROPOSAL SIX

APPROVAL OF THE RAISING OF UP TO $12 MILLION IN EQUITY CAPITAL THROUGH A PRIVATE PLACEMENT OF COMMON STOCK


General

The Company is requesting that stockholders approve a plan to raise additional equity capital by placing up to $12 million in common stock in a private placement. The assets received would be utilized to retire certain of the Company's obligations incurred in connection with the acquisition of Wahlco Environmental Systems, Inc. in January of 1999, and the remaining proceeds are expected to be used to satisfy general working capital requirements.

The Board of Directors of the Company believes that it is in the best interest of the Company to raise up to an additional $12 million of equity capital as set forth below and, pursuant to Nasdaq National Market rules, is requesting that the stockholders of the Company approve the financing.


Reason for the Proposal

It has been the intent of the company to secure additional financing in conjunction with the acquisition of Wahlco Environmental Systems, Inc. The capital resulting from such a financing would be used to retire certain obligations resulting from the acquisition and to provide adequate working capital for the combined company.


Summary of the Proposed Financing

The proposed financing will consist of the private placement of shares of Common Stock. The Units will be offered without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the private offering exemption contained in Section 4(2) of the Securities Act and on Regulation D of the SEC thereunder ("Regulation D") and in reliance on similar exemptions under certain applicable state laws. At the discretion of the Board of Directors of the Company, the Company may retain one or more brokers or placement agents to assist with the proposed financing and may pay such persons such fees and expenses as the Board of Directors shall deem reasonable.

The amount of equity capital to be raised by the Company pursuant to the proposed financing will not exceed $12 million.

The price per share of Common Stock (the "Price per Share") will be determined by the Board of Directors and will be at a discount of not more that 15% to the average closing bid price for the Common Stock for the thirty trading days ending one day immediately prior to the first closing of the purchase and sale of the shares (the "First Closing").

The Company will, following the last closing of the purchase and sale of shares, use its commercially reasonable efforts to effect a registration on Form S-3 for the resale of shares of Common Stock offered thereby.

The proceeds of the proposed financing (net of expenses) will be used to retire certain of the Company's obligations incurred in connection with the acquisition of Wahlco Environmental Systems, Inc. in January of 1999, and the remaining proceeds are expected to be used to satisfy general working capital requirements.

The rights of the holders of the shares of common stock issued as a result of this financing will be identical to the rights of the current shareholders. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive or other subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Required Vote

The stockholders are being asked to approve the raising of up to an additional $12 million in equity capital. The affirmative vote of a majority of the outstanding shares of Common Stock will be required to approve PROPOSAL SIX. The effect of an abstention and broker non-vote is the same as that of a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker non-Votes."




        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RAISING OF AN ADDITIONAL $12 MILLION IN EQUITY CAPITAL.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each of the Company's executive officers named in the Summary Compensation Table appearing herein (the "Named Executive Officers"), (ii) each director, (iii) all of the Company's executive officers and directors as a group, and (iv) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The Company knows of no agreements among its stockholders that relate to voting or investment power of its shares of Common Stock.

                                                                                Beneficial Ownership(1)
                                                                            --------------------------------
Named Executive Officers, Directors, and All Directors                                              Percent
and Named Executive Officers as a Group                                     Number of Shares        of Total
                                                                            ----------------        --------
   John T. Schofield(2).............................................                 352,644            5.85
   Daniel S. Tedone(3)..............................................                  16,583               *
   Alexander G. Baldwin(4)..........................................                  36,664               *
   Richard J. Goodier(5)............................................                   4,584               *
   Edward E. Greene(6)..............................................                   6,671               *
   Barbara E. Krimsky(7)............................................                  52,112               *

   Robi Blumenstein(8)(9)...........................................                 769,407            9.97
   Harry J. Healer, Jr.(10)(11).....................................                 637,637            8.26
   Charles R. Kokesh(12)............................................               1,177,727           15.27
   Frank R. Pope(14)................................................                 157,459            2.04
   James M. Strock(15)..............................................                   2,501               *
   Joseph W. Sutton (16)............................................                     834               *
   John M. Toups(17)................................................                  48,302               *
   All named executive officers and directors as a group
       (13 persons)(18).............................................               3,374,992           41.13

5% Stockholders:
   Charles River Partnerships VI, L.P. and Charles River
      Partnership VI-A, L.P.........................................                 417,939            5.47
      10 Post Office Square, Suite 1330, Boston, MA  02109
   CIBC Wood Gundy Ventures, Inc.(8)................................                 761,906            9.97
      425 Lexington Ave., 2nd Floor, New York, NY 10017-3903
   Denise Hale, George T. Cronin and Thomas M. Peterson as
      Successor Co-trustees of the Prentis Cobb Hale Trust U/A dated
      7/13/93, as amended...........................................                 397,529            5.20
      Brobeck Phleger & Harrison LLP, Attn: Thomas M. Peterson,
      One Market Plaza, Spear Street Tower, San Francisco, CA  94105
   Technology Funding Partners III, L.P. and Technology Funding
      Venture Partners IV, an Aggressive Growth Fund, L.P.(12)......               1,177,737           15.27
      2000 Alameda de las Pulgas, Suite 250, San Mateo, CA  94403
   Newco, Vemcap, Inc., and Onex Corporation(19)
      240-222 Baseline Road, Suite 98...............................                 416,229            5.40
      Sherwood Park, Alberta T8H 1S8, CANADA
   The Venture Capital Fund of New England II, L.P. and
      The Venture Capital Fund of New England III, L.P.(10).........                 626,136            8.12
      160 Federal Street, 23rd Floor, Boston, MA  02110

---------------
*  Less than 1%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to purchase shares of Common Stock which are currently exercisable or will become exercisable within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage of the shares held by an individual but are not outstanding for purposes of computing the percentage of any other person. Except as indicated otherwise in the footnotes below, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Includes 352,644 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(3) Includes 14,583 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(4) Includes 35,835 shares subject to stock options that are exercisable within 60 days of April 19, 1999. Mr. Baldwin ceased being an executive officer of the Company as of August 31, 1997 although he is still an employee of the Company.
(5) Includes 4,584 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(6) Includes 3,188 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(7) Includes 36,668 shares subject to stock options that are exercisable within 60 days of April 19, 1999. Ms. Krimsky ceased being an executive officer of the Company as of October 31, 1998. Ms. Krimsky will leave the Company effective April 30, 1999.
(8) Mr. Blumenstein is a director and officer of CIBC Wood Gundy Ventures, Inc. and, therefore, may be deemed to beneficially own the shares held by CIBC Wood Gundy Ventures, Inc. (761,906). Mr. Blumenstein disclaims beneficial ownership of the 761,906 shares held by CIBC Wood Gundy Ventures, Inc.
(9) Includes 7,501 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(10) Mr. Healer is a general partner of The Venture Capital Fund of New England and, therefore, may be deemed to beneficially own the shares held by The Venture Capital Fund of New England (626,136, including warrants to purchase 2,726 shares). Mr. Healer disclaims beneficial ownership of the 626,136 shares held by The Venture Capital Fund of New England except to the extent of his pecuniary interest arising from his general partnership interest therein.
(11) Includes 7,501 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(12) Mr. Kokesh is a managing general partner of Technology Funding and, therefore, may be deemed to beneficially own the shares held by Technology
     Funding Partners.   Includes 62,772 shares held by Technology Funding
     Partners, which pursuant to an agreement between Mr. Pope and Technology Funding Partners, Mr. Pope is entitled to receive at such time as Technology Funding Partners distributes the assets of the partnership to its limited partners. See footnote (14).
(13) Includes 1,667 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(14) Includes 7,501 shares subject to stock options that are exercisable within 60 days of April 19, 1999 and 62,772 shares held by Technology Funding Partners and which Mr. Pope is entitled to receive upon distribution. See footnote (12).
(15) All 2,501 shares are subject to stock options that are exercisable within 60 days of April 19.1999.
(16) All 834 shares are subject to stock options that are exercisable within 60 days of April 19, 1999.
(17) Includes 17,502 shares subject to stock options that are exercisable within 60 days of April 19, 1999.
(18) Includes 495,235 shares subject to stock options and warrants that are exercisable within 60 days of April 19, 1999.
(19) Based on information provided pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999.

                            EXECUTIVE COMPENSATION


Summary Compensation

   The following table shows, as to the Chief Executive Officer and each of the other five most highly compensated executive officers, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the three years ended December 31, 1998.

                          Summary Compensation Table

                                                                                                                     Long-Term
                                                                                                                    Compensation
                                                                                                                       Awards
                                                                    Annual Compensation                             -------------
                                                                  ----------------------                              Securities
                                                                                                 All Other           Underlying
             Name and Principal Position                 Year       Salary      Bonus(1)      Compensation(2)       Options(#)(3)
             ---------------------------                 ----     ---------     --------      ---------------       -------------
John T. Schofield ................................       1998      $220,000     $    --         $    5,280               150,000
  Chairman, President and Chief Executive Officer        1997       220,000          --              1,636                    --
                                                         1996       215,625          --              3,235                33,334

Daniel S. Tedone(4) ..............................       1998       137,890          --             24,909                50,000
  Executive Vice President, ......................       1997            --          --                 --                    --
  Chief Financial Officer ........................       1996            --          --                 --                    --

Alexander G. Baldwin(5) ..........................       1998       121,250          --              2,910                 2,500
  Director, Engineering and Operations, ..........       1997       125,000          --                952                    --
  US and Asia ....................................       1996       123,542          --                900                10,000

Richard J. Goodier(6) ............................       1998       138,050          --              3,313                 5,000
  Director, Engineering & Operations, Europe .....       1997       120,546          --                768                 5,000
                                                         1996            --          --                 --                    --

Edward E. Greene(7) ..............................       1998        95,000          --              2,280                10,000
  Vice President, Administration .................       1997            --          --                 --                    --
  and Secretary ..................................       1996            --          --                 --                 7,000

Barbara E. Krimsky(8) ............................       1998       125,000          --             28,500                10,000
  Vice President, Administration .................       1997       120,000          --                916                    --
                                                         1996       115,625          --                833                11,667

--------------------
(1)  No Bonuses were granted.
(2) "All Other Compensation" includes premiums for life insurance policies, a non-qualified relocation payment to Mr. Tedone, and a severance payment to Ms. Krimsky in the amount of $25,000 related to the termination of her employment.
(3) These shares are subject to exercise under stock options granted under the Company's stock option plans.
(4) Mr. Tedone joined the Company April 13, 1998 and, therefore, his salary from April 13, 1998 to December 31, 1998 reflects less than a full year.
(5) Mr. Baldwin ceased being an executive officer of the Company as of August 31, 1997 although he is still an employee of the Company.
(6) Mr. Goodier is paid in pounds sterling which have been converted into U.S. dollars at the exchange rate for the applicable fiscal year of $1.65.
(7) Mr. Greene was appointed Secretary of the Corporation on September 15, 1998 and became Vice President, Administration on December 1, 1998.
(8) Ms. Krimsky ceased being an executive officer of the Company as of October 31, 1998 and will leave the Company as of April 30, 1999.

Stock Option Grants and Exercises

   The following table shows, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended December 31, 1998.

                       Option Grants in Last Fiscal Year

                                                   Individual Grants                           Potential Realizable
                           --------------------------------------------------------------        Value at Assumed
                              Number of         % of Total                                     Annual Rates of Stock
                             Securities          Options                                        Price Appreciation
                             Underlying         Granted to        Exercise                     for Option Term($)(1)
                              Options           Employees        Price Per     Expiration      ---------------------
          Name             Granted (#)(2)     in Fiscal Year      Share($)       Date(3)          5%          10%
----------------------     --------------     --------------     ---------     ----------      --------     --------
John T. Schofield.....         37,500              12.36%         $  4.50      06/12/2008      $106,126     $268,944
 ......................         37,500              12.36%            5.00      06/12/2008        87,376      250,194
 ......................         37,500              12.36%            5.50      06/12/2008        68,626      231,444
 ......................         37,500              12.36%            6.00      06/12/2008        49,876      212,694
Daniel S. Tedone......         50,000              16.48%            2.63      04/14/2008        92,723      225,390
Alexander G. Baldwin..          2,500               0.82%            4.50      06/12/2008         7,075       17,930
Richard J. Goodier....          5,000               1.65%            1.50      01/30/2008         4,717       11,953
Edward E. Greene......          3,000               1.00%            1.50      01/30/2008         2,830        7,172
 ......................          7,000               2.31%            2.50      03/17/2008        11,006       27,890
Barbara E. Krimsky....         10,000               3.30%            1.50      01/30/2008         9,433       23,906

----------------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.
(2) Option grants generally vest over a 48-month period. Initial grants vest and become exercisable as to 1/48th of the shares subject to the grant twelve months after the vesting commencement date and as to an additional 1/48th of the shares at the end of each month thereafter provided the optionee continues to serve as an employee on such date. Subsequent grants vest and become exercisable as to 1/48th of the shares subject to the subsequent grant one month after the vesting commencement date and as to an additional 1/48th of the shares at the end of each month thereafter, provided the optionee continues to serve as an employee on such date.
(3) Options may terminate before their expiration date if the optionee's status as an employee is terminated.


   The following table shows, as to the Named Executive Officers, information concerning stock options exercised during the fiscal year ended December 31, 1998 and the value of unexercised options at such date.


                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                Number of Securities     Value of Unexercised
                                                               Underlying Unexercised    in-the-Money Options
                                                                  Options/SARs at         December 31, 1998
                                                                December 31, 1998(#)            ($)(1)
                                                               ----------------------    --------------------
                           Shares Acquired       Value              Exercisable/             Exercisable/
         Name              on Exercise (#)     Realized ($)         Unexercisable            Unexercisable
----------------------     ---------------    -------------    ----------------------    --------------------
John T. Schofield.....            --                --              278,005/164,584         $647,022/20,834
Daniel S. Tedone......            --                --                     0/50,000                0/50,000
Alexander G. Baldwin..          5,833           $15,276                  8,855/5728             7,318/3,463
Richard J. Goodier....            --                --                  3,438/6,562             2,435/8,190
Edward E. Greene......            --                --                  2,001/7,999            2,939/11,311
Barbara E. Krimsky....            --                --                     36,668/0                70,420/0

----------------
(1) Based on the fair market value of the Company's Common Stock at December 31, 1998 of $3.625 per share, less the exercise price to be paid for such shares.

Employment Agreements

   In connection with the appointment of Barbara E. Krimsky as Acting Chief Financial Officer in January 1998, the Company entered into an agreement that provides that in the event Ms. Krimsky is terminated without cause, the Company shall give Ms. Krimsky three (3) months notice of such decision, and at the end of such notice period shall pay Ms. Krimsky an amount equal to six months' salary. In addition, all stock options held by Ms. Krimsky shall become immediately exercisable. This agreement will expire on April 30, 1999.


   The Company has no other employment contracts with any of its officers and has no compensatory plan or arrangement which is activated upon resignation, termination or retirement of any such officer upon a change in control of the Company other than required by law. Under certain circumstances both the 1996 Stock Plan and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control.

Other Employee Benefit Plans

1987 Incentive Stock Plan

   The Company's 1987 Incentive Stock Plan, as amended (the "1987 Stock Plan") was adopted by the Board of Directors in August 1987 and approved by the stockholders in February 1988. The 1987 Stock Plan provided for grants of incentive stock options to employees (including officers and employee directors) and non-statutory stock options to non-employees (including non-employee directors) and consultants of the Company. A total of 907,651 shares of Common Stock was reserved for issuance under the 1987 Stock Plan. As of April 19, 1999, 309,431, shares of Common Stock had been issued upon the exercise of options granted under the 1987 Stock Plan and options to purchase 439,195 shares of Common Stock at a weighted average exercise price of $1.52 per share were outstanding. The Plan terminated in 1997 and no further options will be granted under the 1987 Stock Plan. Options under the 1987 Stock Plan become exercisable at varying rates over vesting periods determined by the Board of Directors (generally one to ten years), and as of April 19, 1999, 389,326 options were exercisable.

1996 Stock Plan

   The Company's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors in March 1996 and approved by the stockholders in April 1996. The Board of Directors adopted a sub-plan of the 1996 Plan for the purpose of qualifying for preferred tax treatment under UK tax laws. The UK Inland Revenue approved the sub-plan effective January 30, 1998. A total of 333,334 shares of Common Stock has been reserved for issuance under the 1996 Plan. As of April 19, 1999, 729 shares of Common Stock had been issued upon the exercise of options granted under the 1996 Plan, options to purchase 317,078 shares of Common Stock at a weighted average exercise price of $4.10 per share were outstanding, 87,099 options were exercisable and 15,527 shares were available for issuance.

401(k) Savings Plan

   The Company maintains the Thermatrix Inc. 401(k) Plan, a defined contribution retirement plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code. All employees of the Company are eligible to participate in the 401(k) Plan. The 401(k) Plan provides that each participant make elective contributions of a percentage of his or her compensation, subject to statutory limits.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 23 shall not be incorporated by reference into any such filings.

General

   The Compensation Committee (the "Committee") of the Board of Directors establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer, other executive officers, and employees earning in excess of $100,000 per year. The Committee also recommends stock option awards for employees to the Board. The Committee is comprised of three of the independent, non-employee members of the Board of Directors, none of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

   The compensation philosophy of the Committee is to provide a comprehensive compensation package for each executive officer that is tailored to the Company's accomplishment of business strategies, objectives and initiatives. Accordingly, the Committee follows a compensation strategy which utilizes vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance. The Committee strives to structure each officer's overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

Executive Officer Compensation

   The Committee's executive compensation policies are designed to enhance the financial performance of the Company and thus stockholder value, by aligning the financial interests of the key executives with those of the stockholders. The executive compensation program is viewed in total considering all of its component parts: an annual compensation component, which consists of base salaries that are generally competitive with those offered by other companies in the industry at similar phases of growth, and a long-term incentive component, which consists of stock options and stock ownership. In determining individual salaries, the Committee considers the individual experience, performance and breadth of responsibilities of each executive officer within the Company in light of the accomplishment of business strategies, objectives and initiatives set forth by the Board periodically. These factors are reviewed for each executive officer annually.

   The Company's 1996 Stock Plan and the ESPP are long-term incentive plans for all employees. These plans are intended to align stockholder and employee interest by creating a direct link between long-term rewards and the value of the Company's shares. The Committee believes that long-term stock ownership by executive officers and all employees is an important factor in achieving both above average growth in share value and retaining valued employees. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate executive officers to manage the Company in a manner which will benefit all stockholders.

   The Option Plans authorize the Committee to award available stock options to employees at any time. Options for executive officers are generally granted at the time of initial employment with the Company, and at later dates at the discretion of the Committee. The size of the initial and later grants are determined by a number of factors including comparable grants to executive officers and employees by other companies which compete in the Company's industry. The exercise price per share of the stock options is normally equal to the prevailing market value of a share of the Company's Common Stock on the date the options are granted.

   The Company has adopted certain broad-based employee benefit plans in which all employees, including the executive officers, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitations on the amounts that may be contributed or the benefits payable under those plans. See "Other Employee Benefit Plans--401(k) Savings Plan."

CEO Compensation

   Compensation for the Chief Executive Officer aligns with the philosophies and practices described above for executive officers in general. Mr. Schofield's base salary was increased to $220,000 from $205,000 in April 1996. Mr. Schofield received no salary increase in 1998. Mr. Schofield received option grants totaling 150,000 shares on June 12, 1998. This was the first grant of options to Mr. Schofield since January 1996. The Company currently does not have a bonus plan for its Chief Executive Officer or any of its other executive officers.



                                COMPENSATION COMMITTEE
                                Robi Blumenstein
                                Harry J. Healer, Jr.
                                James M. Strock

                        COMPANY STOCK PRICE PERFORMANCE

   The following graph demonstrates a comparison of cumulative total stockholder returns, calculated on a dividend reinvestment basis and based upon an initial investment of $100 in the Company's Common Stock as compared with the Russell 2000 Index and the Dow Jones Industrial Technology Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The Company's Common Stock began trading on the NASDAQ National Market on June 20, 1996. The graph reflects the Company's stock price performance from the initial public offering through the end of fiscal 1998.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG THERMATRIX INC., THE RUSSELL 2000 INDEX
                 AND THE DOW JONES INDUSTRIAL TECHNOLOGY INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                                 DOW JONES
                                                                 INDUSTRIAL
                             THERMATRIX INC.    RUSSELL 2000     TECHNOLOGY
                             ---------------    ------------     ----------
 6/20/96                     $100               $100             $100
 6/30/96                     $102               $ 96             $ 92
 9/30/96                     $ 67               $ 96             $ 96
12/31/96                     $ 72               $101             $ 93
 3/31/97                     $ 44               $ 96             $ 89
 6/30/97                     $ 24               $112             $ 99
 9/30/97                     $ 15               $128             $112
12/31/97                     $ 13               $124             $ 99
 3/30/98                     $ 21               $136             $ 98
 6/30/98                     $ 32               $133             $ 87
 9/30/98                     $ 21               $106             $ 73
12/31/98                     $ 29               $123             $ 90

* $100 INVESTED ON 6/20/96 IN STOCK OR ON 5/31/96 IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                       THE BOARD OF DIRECTORS


Dated:   May 10, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                THERMATRIX INC.

                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 June 10, 1999

   The undersigned stockholder of Thermatrix Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 10, 1999, and hereby appoints John T. Schofield and Daniel S. Tedone, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Thermatrix Inc. to be held on June 10, 1999, at 10:30 a.m.
(PDT), at Technology Funding, 2000 de las Pulgas, San Mateo, California, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN, FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR OPTION PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

1.     ELECTION OF CLASS III DIRECTORS:         ___  FOR all nominees listed below (except as indicated).

                                                ___  WITHHOLD authority to vote for nominees listed below

If you wish to withhold authority to vote for any individual nominee(s), strike a line through that nominee's name in the list below:

                          Frank R. Pope                                       James M. Strock


2.     PROPOSAL TO AMEND THE 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY
RESERVED FOR ISSUANCE THEREUNDER BY 300,000:

                   __ FOR        __ AGAINST           __ ABSTAIN


3.     PROPOSAL TO AMEND THE 1996 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF
             THE COMPANY RESERVED FOR ISSUANCE THEREUNDER BY 20,000:

                   __ FOR        __ AGAINST           __ ABSTAIN

4.     PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
            OF THE COMPANY RESERVED FOR ISSUANCE THEREUNDER BY 60,000:

                   __ FOR        __ AGAINST           __ ABSTAIN


5.     PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS:

                   __ FOR        __ AGAINST           __ ABSTAIN


6.     PROPOSAL TO RAISE UP TO $12 MILLION IN EQUITY CAPITAL THROUGH A PRIVATE PLACEMENT OF COMMON
                    STOCK

                   __ FOR        __ AGAINST           __ ABSTAIN


                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ___


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.  If shares are held by joint tenants or as community property, both should sign.)


Dated: ____________, 1999       ________________________________
                                            Signature



                                ________________________________
                                            Signature